Exhibit 10.9

First Amendment to Amended and Restated Exclusive License Agreement

This First Amendment to Amended and Restated Exclusive License Agreement (this “First Amendment”) is made effective as of October 16, 2015 (the “First Amendment Effective Date”) by and between Altimmune, Inc. (f/k/a Vaxin Inc.), a (“Licensee”) and The UAB Research Foundation, a non-profit 501(c)(3) corporation incorporated in the State of Alabama and an affiliate of UAB (“UABRF”). Company and UABRF may be each individually referred to as a “party” and collectively, the “parties”.

RECITALS

WHEREAS, Company and UABRF previously entered into that certain Amended and Restated Exclusive License Agreement dated effective as of June 2, 2014 (“Agreement”); and

WHEREAS, the parties wish to amend Section 9.3 of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the Parties agree to amend the Agreement as follows:

AGREEMENT

1. All capitalized terms used herein shall bear the meaning ascribed to them in the Agreement unless otherwise defined herein.

2. Section 9.3(d) of the Agreement is hereby deleted in its entirety and replaced as follows:

(d) if by the end of the third (3rd) calendar year after the First Commercial Sale occurred, or by January 1, 2023, whichever comes first, fifty percent (50%) of the minimum royalty payment described in Section 5.8 of this Agreement due in that calendar year is not originating from Net Sales;

3. All other terms and conditions of the Agreement shall remain in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, Company and UABRF have each caused its duly authorized representative to execute this First Amendment, effective as of the date written above.

UABRF:		Company:
The UAB Research Foundation		Altimmune, Inc.

By:	/s/ Kathy Nugent	By:	/s/ William Enright

Name:	Kathy Nugent, Ph.D.	Name:	William Enright

Title:	Executive Director	Title:	President and CEO

Date Signed: 10-16-15		Date Signed: 16 October, 2015

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